Exhibit 99.1
Cepton, Inc. Confirms Receipt of Indication of Interest From Koito Manufacturing Co., Ltd.
SAN JOSE, CA, December 21, 2023 – Cepton, Inc. (“Cepton” or the “Company”) (Nasdaq: CPTN), a Silicon Valley innovator and leader in high performance lidar solutions, announced today that it has received a non-binding indication of interest from Koito Manufacturing Co., Ltd. (“Koito”) to acquire (the “Proposed Transaction”) 100% of the outstanding shares of the Company not already owned by Koito or certain other potential rollover participants including Dr. Jun Pei, Cepton’s President and Chief Executive Officer (collectively, the “Rollover Participants”). Koito has stated in the indication of interest that the terms of any potential agreement between Cepton and Koito would be contingent on certain conditions, including, in particular, satisfactory completion of due diligence review, rollover by the Rollover Participants, retention of key employees, negotiation and agreement of transaction structure and transaction documents, approval of the Proposed Transaction by the board of directors of Koito, and approval by a simple majority vote of the outstanding shares of Cepton.
Cepton’s Board of Directors, through a special committee thereof (the “Special Committee”), will carefully evaluate Koito’s indication of interest within the context of the ongoing review of various alternatives and in consultation with any financial and legal advisors it may retain.
No assurance can be given that a definitive transaction with respect to Koito’s indication of interest or any other potential transaction will eventually be consummated. Cepton does not intend to make any further announcements about any of the various alternatives that are being evaluated unless and until Cepton’s Board of Directors and/or the Special Committee has approved a specific transaction or otherwise determines that further disclosure is appropriate or necessary.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “objective,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “milestone,” “designed to,” “proposed” or other similar expressions that predict or imply future events, trends, terms and/or conditions or that are not statements of historical matters. Cepton cautions readers of this press release that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond Cepton’s control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations regarding the indication of interest received from Koito and uncertainty as to the pricing, timing or terms of any transaction with Koito or any other alternative transactions. These forward-looking statements should not be relied upon as representing Cepton’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Cepton undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
About Cepton
Cepton is a Silicon Valley innovator of lidar-based solutions for automotive (ADAS/AV), smart cities, smart spaces and smart industrial applications. With its patented lidar technology, Cepton aims to take lidar mainstream and achieve a balanced approach to performance, cost and reliability, while enabling scalable and intelligent 3D perception solutions across industries.
Founded in 2016 and led by industry veterans with decades of collective experience across a wide range of advanced lidar and imaging technologies, Cepton is focused on the mass market commercialization of high performance, high quality lidar solutions. Cepton is headquartered in San Jose, CA and has a center of excellence facility in Troy, MI to provide local support to automotive customers in the Metro Detroit area. Cepton also has a presence in Germany to serve European customers. For more information, visit www.cepton.com and follow Cepton on Twitter and LinkedIn.

Cepton, Inc. Contacts
Investors: InvestorRelations@cepton.com
Media: Faithy Li, media@cepton.com